EXHIBIT 99.1

S&W Announces Third Quarter Fiscal 2021 Financial Results

For Immediate Release

Company Contact:Investor Contact:

Matthew Szot, Chief Financial Officer Robert Blum

S&W Seed CompanyLytham Partners, LLC
Phone: (720) 506-1164Phone: (602) 889-9700
www.swseedco.comsanw@lythampartners.comwww.lythampartners.com

LONGMONT, Colorado – May 13, 2021 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the third quarter of fiscal year 2021 ended March 31, 2021.

"We experienced continued strong Core Revenue growth in the third quarter lead by organic growth and the recognition of a full quarter’s results from our Australian-based Pasture Genetics acquisition,” commented Mark Wong, President & CEO of S&W Seed Company. "As we enter our seasonally busy fourth quarter, we believe we are well-positioned to continue our momentum with the commercial launch of our first ever company-developed trait technology product, a non-GMO herbicide tolerant sorghum solution -- Double Team – which has now been commercially launched. With strong tailwinds expected from agricultural commodity prices that are near multi-year highs helping to drive farmer profitability, we are enthusiastic about the market opportunity for the remainder of this fiscal year and into fiscal 2022.”

Financial Results

Core Revenue (which we define as total revenue, excluding product revenue attributable to Pioneer) for the third quarter of fiscal 2021 was $23.9 million, compared to Core Revenue for the third quarter of fiscal 2020 of $17.9 million, an increase of approximately 33.5%.

As announced in May 2019, S&W entered into a termination agreement and an alfalfa license agreement with Pioneer Hi-Bred International, a subsidiary of Corteva Agriscience, to replace its prior alfalfa distribution agreement with Pioneer. Due to these agreements with Pioneer, S&W plans to disclose Core Revenue as a metric to track performance of its business on a go-forward basis until product revenue attributable to Pioneer is no longer reflected in comparisons between fiscal periods. The increase in Core Revenue for the third quarter of fiscal 2021 can be primarily attributed to Pasture Genetics’ operations in Australia, which the Company acquired on February 24, 2020, and growth both in South Africa and Asia.

Total revenue for the third quarter of fiscal 2021 was $32.4 million, compared to total revenue for the third quarter of fiscal 2020 of $29.1 million. For the third quarter of fiscal 2021, S&W recorded product revenue from Pioneer of $8.5 million, compared to $11.2 million in the third quarter of fiscal 2020. As of March 31, 2021, S&W has fully recorded all revenue from Pioneer under its agreement announced in May 2019.

GAAP gross margins during the third quarter of fiscal 2021 were 19.1% compared to GAAP gross margins of 22.1% in the third quarter of fiscal 2020. Adjusted gross margins, excluding the impact of inventory write-downs (see Table A1), were 20.0% in the third quarter of fiscal 2021 compared to 24.1% in the third quarter of fiscal 2020.

During the three months ended March 31, 2021, the Company experienced numerous logistical challenges due to limited availability of trucks for product deliveries, congestion at the ports, and overall increases in shipping and transportation costs, which the Company attributes to the ongoing impact of the COVID-19 pandemic. The Company expects these logistical challenges to persist for the remainder of fiscal 2021 and potentially into fiscal 2022. Included in both GAAP and adjusted gross margins is approximately $0.9 million of additional freight charges due to these logistical supply chain challenges.

GAAP operating expenses for the third quarter of fiscal 2021 were $8.2 million, compared to $9.1 million in the third quarter of fiscal 2020. The decrease in operating expenses for the third quarter of fiscal 2021 can be attributed to a $1.3 million gain on the sale of the Company’s Five Points, California processing facility, offset by additional expenses from the acquisition of Pasture Genetics.

GAAP net loss for the third quarter of fiscal 2021 was $(1.8) million, or $(0.05) per basic and diluted share, compared to GAAP net loss of $(3.3) million, or $(0.10) per basic and diluted share, in the third quarter of fiscal 2020.

Adjusted net loss (see Table A3) for the third quarter of fiscal 2021 was $(2.4) million, or $(0.07) per basic and diluted share, excluding change in contingent consideration obligation and interest expense – amortization of debt discount. Adjusted net loss (see Table A3) for the third quarter of fiscal 2020, excluding non-recurring transaction costs and interest expense – amortization of debt discount, was $(3.0) million, or $(0.09) per basic and diluted share.

Adjusted EBITDA (see Table B) for the third quarter of fiscal 2021 was $(0.2) million, compared to adjusted EBITDA of $(0.9) million in the third quarter of fiscal 2020.

Fiscal 2021 Revenue Guidance

S&W is reiterating its previously issued guidance for Core Revenue and total revenue for fiscal 2021.

S&W expects fiscal 2021 Core Revenue to be within a range of $78 to $81 million, representing an expected increase of 30% to 35% compared to fiscal 2020 Core Revenue of $59.9 million.

Including contributions from Pioneer, S&W expects total revenue for fiscal 2021 to be within a range of $92.5 to $95.5 million.

Conference Call

S&W Seed Company has scheduled a conference call for Thursday, May 13, 2021, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-

5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10155227. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted gross margins; adjusted operating expenses; adjusted net loss; adjusted net loss per share; and adjusted EBITDA. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A and B accompanying this release.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses a portion of SG&A expense related to non-recurring transaction expenses related to acquisitions. Such acquisition-related expenses include non-recurring transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Change in estimated value of assets held for sale.  The change in estimated value of assets held for sale represents our estimated change in the value of certain properties held for sale.  These amounts are non-cash losses and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Change in contingent consideration obligation.  The change in contingent consideration obligation represents our estimated change in the value of contingent earn-out related to the February 2020 acquisition of Pasture Genetics.  These amounts are non-cash gains and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on extinguishment of debt.   Loss on extinguishment of debt represents the unamortized debt issuance costs related to our terminated KeyBank credit agreement.  These amounts are non-cash losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount.  Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate.  The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross margins.  We define adjusted gross margins as gross margins, adjusted to exclude the impact of inventory write-downs. We believe that the use of adjusted gross margins is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for amounts that can vary significantly from period to period.

Adjusted operating expenses. We define adjusted operating expenses as operating expenses, adjusted to exclude non-recurring transaction costs from SG&A. We believe that the use of adjusted operating expenses is useful to investors and other users of our financial statements in evaluating our operating performance because non-recurring transaction costs are unrelated to our core performance during any particular period and are impacted by the timing of our acquisitions. We believe this provides investors with a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Adjusted net loss and non-GAAP loss per share.  We define non-GAAP net loss as net loss less non-recurring transaction charges, change in estimated value of assets held for sale, change in contingent consideration obligation, loss on extinguishment of debt and interest expense - amortization of debt discount.  However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net loss for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net loss, adjusted to exclude non-recurring transaction costs from SG&A, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in estimated value of assets held for sale, change in contingent consideration obligation, loss on extinguishment of debt, interest expense – amortization of debt discount, interest expense, and provision for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa, sorghum and pasture seeds, with significant research and development, production and distribution capabilities. S&W’s product portfolio also includes hybrid sunflower and wheat and the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” Forward-looking statements in this release include, but are not limited to: anticipated results of the commercial launch of Double Team; expected market conditions resulting from current agricultural commodity prices; expectations regarding the duration and impact of logistical challenges that affected our results of operations in the quarter ended March 31, 2021; our guidance on Core Revenue and total revenue outlook for 2021; and our plans for the advancement of our business strategy.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including: changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products may not yield their anticipated benefits; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; we may not obtain sufficient financing to fund our strategic plans and business strategy; our business strategic initiatives may not achieve the expected results; global pandemics and other health crises, such as COVID-19, may negatively impact our operations and financial results; previously experienced logistical challenges in shipping and transportation of our products may become amplified and further decrease our gross margins; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2020 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Revenue	$32,376,697	$29,091,884	$61,283,414	$53,717,442
Cost of revenue	26,206,066	22,667,126	51,293,692	42,027,439
Gross profit	6,170,631	6,424,758	9,989,722	11,690,003
Operating expenses
Selling, general and administrative expenses	5,797,322	5,895,984	16,402,352	15,663,907
Research and development expenses	2,357,905	2,041,650	6,483,894	5,301,714
Depreciation and amortization	1,336,798	1,209,433	4,126,776	3,620,235
Gain on disposal of property, plant and equipment	(1,311,346)	(7,719)	(1,353,415)	(20,794)
Total operating expenses	8,180,679	9,139,348	25,659,607	24,565,062
Loss from operations	(2,010,048)	(2,714,590)	(15,669,885)	(12,875,059)
Other expense
Foreign currency loss (gain)	87,849	81,574	(16,704)	67,399
Change in estimated value of assets held for sale	—	—	—	92,931
Change in contingent consideration obligation	(683,611)	—	(248,092)	—
Loss on extinguishment of debt	—	—	—	140,638
Interest expense - amortization of debt discount	133,941	96,222	501,601	393,935
Interest expense	558,494	444,401	1,736,836	1,382,680
Loss before income taxes	(2,106,721)	(3,336,787)	(17,643,526)	(14,952,642)
Provision for income taxes	(257,633)	(7,296)	(213,320)	17,224
Net loss	$(1,849,088)	$(3,329,491)	$(17,430,206)	$(14,969,866)
Net income (loss) attributed to noncontrolling interests	(1,796)	(47,742)	56,298	(97,770)
Net loss attributable to S&W Seed Company	$(1,847,292)	$(3,281,749)	$(17,486,504)	$(14,872,096)

Net loss attributable to S&W Seed Company per common share:
Basic	$(0.05)	$(0.10)	$(0.51)	$(0.45)
Diluted	$(0.05)	$(0.10)	$(0.51)	$(0.45)
Weighted average number of common shares outstanding:
Basic	34,945,476	33,385,376	33,976,517	33,323,239
Diluted	34,945,476	33,385,376	33,976,517	33,323,239

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN GROSS PROFIT AND NON-GAAP ADJUSTED GROSS PROFIT
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Gross profit	$6,170,631	$6,424,758	$9,989,722	$11,690,003

Inventory write-downs	307,325	593,049	1,253,073	1,411,128

Non-GAAP adjusted gross profit	$6,477,956	$7,017,807	$11,242,795	$13,101,131

Non-GAAP adjusted gross margin	20.0%	24.1%	18.3%	24.4%

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN OPERATING EXPENSES AND NON-GAAP ADJUSTED OPERATING EXPENSES
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Operating expenses	$8,180,679	$9,139,348	$25,659,608	$24,565,062

Non-recurring transaction costs	—	(228,604)	(20,000)	(584,963)

Non-GAAP adjusted operating expenses	$8,180,679	$8,910,744	$25,639,608	$23,980,099

TABLE A3
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Net loss attributable to S&W Seed Company	$(1,847,292)	$(3,281,749)	$(17,486,506)	$(14,872,096)

Non-recurring transaction costs	-	228,604	20,000	584,963

Change in estimated value of assets held for sale	-	-	-	92,931

Loss on extinguishment of debt	-	-	-	140,638

Change in contingent consideration obligation	(683,611)	-	(248,092)	-

Interest expense - amortization of debt discount	133,941	96,222	501,601	393,935

Non-GAAP adjusted net loss	$(2,396,962)	$(2,956,923)	$(17,212,997)	$(13,659,629)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share:
Basic	$(0.07)	$(0.09)	$(0.51)	$(0.41)
Diluted	$(0.07)	$(0.09)	$(0.51)	$(0.41)
Weighted average number of common shares outstanding:
Basic	34,945,476	33,385,376	33,976,517	33,323,239
Diluted	34,945,476	33,385,376	33,976,517	33,323,239

TABLE B

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	March 31		March 31
	2021	2020	2021	2020
Net loss attributed to S&W Seed Company	$(1,847,292)	(3,281,749)	$(17,486,506)	$(14,872,096)

Non-recurring transaction costs	-	228,604	20,000	584,963

Non-cash stock-based compensation	421,814	325,587	1,303,439	794,191

Depreciation and amortization	1,336,798	1,209,433	4,126,776	3,620,235

Foreign currency loss (gain)	87,849	81,574	(16,704)	67,399

Change in estimated fair value of assets held for sale	-	-	-	92,931

Change in contingent consideration obligation	(683,611)	-	(248,092)	-

Loss on extinguishment of debt	-	-	-	140,638

Interest expense - amortization of debt discount	133,941	96,222	501,601	393,935

Interest expense	558,494	444,401	1,736,836	1,382,680

Provision for income taxes	(257,633)	(7,296)	(213,320)	17,224

Non-GAAP adjusted EBITDA	$(249,640)	(903,224)	$(10,275,970)	$(7,777,900)

S&W SEED COMPANY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	June 30,
	2021	2020
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,364,511	$4,123,094
Accounts receivable, net	24,012,608	19,023,098
Inventories, net	65,989,304	63,882,938
Prepaid expenses and other current assets	1,204,298	1,374,677
TOTAL CURRENT ASSETS	94,570,721	88,403,807
Property, plant and equipment, net	18,140,972	20,494,312
Intangibles, net	37,864,866	38,784,058
Goodwill	1,677,186	1,508,675
Other assets	6,287,105	6,764,781
TOTAL ASSETS	$158,540,850	$155,955,633
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$22,583,749	$8,045,694
Deferred revenue	1,750,120	6,171,904
Accrued expenses and other current liabilities	8,017,590	9,618,892
Lines of credit, net	34,977,975	26,983,264
Current portion of long-term debt, net	1,546,453	1,780,522
TOTAL CURRENT LIABILITIES	68,875,887	52,600,276
Long-term debt, net, less current portion	11,587,981	14,328,823
Contingent consideration obligation	4,509,011	4,263,503
Other non-current liabilities	2,736,395	3,427,054
TOTAL LIABILITIES	87,709,274	74,619,656
STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized; 35,291,280 issued and 35,266,280 outstanding at March 31, 2021; 33,457,861 issued and 33,432,861 outstanding at June 30, 2020;	35,291	33,458
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	144,162,671	137,809,540
Accumulated deficit	(67,627,446)	(50,140,942)
Accumulated other comprehensive loss	(5,540,583)	(6,111,424)
Noncontrolling interests	(64,161)	(120,459)
TOTAL STOCKHOLDERS' EQUITY	70,831,576	81,335,977
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$158,540,850	$155,955,633

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,430,206)	$(14,969,866)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities
Stock-based compensation	1,303,439	794,191
Change in allowance for doubtful accounts	(234,270)	(126,449)
Inventory write-down	1,253,073	1,411,128
Depreciation and amortization	4,126,776	3,620,235
Gain on disposal of property, plant and equipment	(1,353,415)	(20,794)
Change in foreign exchange contracts	(94,123)	402,546
Change in contingent consideration obligation	(248,092)	-
Change in estimated fair value of assets held for sale	-	92,931
Loss on debt extinguishment	-	140,638
Amortization of debt discount	501,601	393,935
Changes in:	-	-
Accounts receivable	(3,934,992)	(3,375,709)
Inventories	(1,410,638)	3,562,145
Prepaid expenses and other current assets	475,607	(174,337)
Other non-current asset	53,924	(38,245)
Accounts payable	13,560,980	4,684,742
Deferred revenue	(4,425,381)	(634,962)
Accrued expenses and other current liabilities	(1,951,704)	430,788
Other non-current liabilities	(41,940)	(920,990)
Net cash used in operating activities	(9,849,361)	(4,728,073)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(772,531)	(1,760,905)
Proceeds from disposal of property, plant and equipment	643,194	27,855
Proceeds from the sale of assets held for sale	2,229,352	1,757,069
Acquisition of germplasm	(8,499)	-
Acquisition of business, net of cash acquired	-	(7,497,645)
Acquisition of wheat assets	-	(2,633,000)
Net cash provided by (used in) investing activities	2,091,516	(10,106,626)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	5,127,917	-
Taxes paid related to net share settlements of stock-based compensation awards	(76,392)	(65,480)
Borrowings and repayments on lines of credit, net	5,744,377	19,553,150
Borrowings of long-term	152,200	3,684,597
Debt issuance costs	(93,670)	(970,461)
Repayments of long-term debt	(4,189,648)	(1,855,708)
Net cash provided by financing activities	6,664,784	20,346,098
EFFECT OF EXCHANGE RATE CHANGES ON CASH	334,478	(476,764)
NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(758,583)	5,034,635
CASH AND CASH EQUIVALENTS, beginning of the period	4,123,094	3,431,802
CASH AND CASH EQUIVALENTS, end of period	$3,364,511	$8,466,437